                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                         (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS              60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                             CONEXANT SYSTEMS, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                 25-1799439
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)


4311 JAMBOREE ROAD
NEWPORT BEACH, CALIFORNIA                                92660-3095
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                         CONVERTIBLE SUBORDINATED NOTES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.       A copy of the existing by-laws of the trustee.*

         5.       Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.       Not Applicable.

         9.       Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 16th day of June, 1999.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      By  /s/ F. Henry Kleschen III
                          -------------------------
                           F. Henry Kleschen III
                           Vice President




* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                   June 16, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

                In connection with the qualification of an indenture between Conexant Systems, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                    By      /s/ F. Henry Kleschen III
                                            -------------------------
                                            F. Henry Kleschen III
                                            Vice President

EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago
Call Date: 03/31/99        ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460         Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                           DOLLAR AMOUNTS IN THOUSANDS       C400
                                                                                           RCFD           BIL MIL THOU
                                                                                           ----           ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCFD
    a. Noninterest-bearing balances and currency and coin(1) ..................            0081            3,809,517         1.a
    b. Interest-bearing balances(2) ...........................................            0071            4,072,166         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ..............            1754                    0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............            1773           12,885,728         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell ....................................................................            1350            4,684,756         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                             RCFD
    RC-C)............................................ ........................             2122           34,304,806         4.a
    b. LESS: Allowance for loan and lease losses ..............................            3123              411,476         4.b
    c. LESS: Allocated transfer risk reserve ..................................            3128                3,884         4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCFD
       reserve (item 4.a minus 4.b and 4.c) ...................................            2125           33,889,446         4.d
5.  Trading assets (from Schedule RD-D) .......................................            3545            5,100,499         5.
6.  Premises and fixed assets (including capitalized leases) ..................            2145              754,052         6.
7.  Other real estate owned (from Schedule RC-M) ..............................            2150                5,244         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ............................................            2130              201,068        8.
9.  Customers' liability to this bank on acceptances outstanding ..............            2155              265,041        9.
10. Intangible assets (from Schedule RC-M) ....................................            2143              285,709        10.
11. Other assets (from Schedule RC-F) .........................................            2160            2,987,184        11.
12. Total assets (sum of items 1 through 11) ..................................            2170           68,940,410        12.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:       The First National Bank of Chicago
Call Date:  03/31/99 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460        Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                         DOLLAR AMOUNTS
                                                                                         IN
                                                                                         THOUSANDS
                                                                                         ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                             RCON
       from Schedule RC-E, part 1) ............................................          2200            22,163,664        13.a
       (1) Noninterest-bearing(1) .............................................          6631             9,740,100        13.a1
       (2) Interest-bearing ...................................................          6636            12,423,564        13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and                          RCFN
       IBFs (from Schedule RC-E, part II) .....................................          2200            19,273,426        13.b
       (1) Noninterest bearing ................................................          6631               334,741        13.b1
       (2) Interest-bearing ...................................................          6636            18,938,685        13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                       RCFD 2800        4,405,792        14
15. a. Demand notes issued to the U.S. Treasury                                          RCON 2840          173,505        15.a
    b. Trading Liabilities(from Schedule RC-D) ................................          RCFD 3548        4,824,567        15.b
16. Other borrowed money:                                                                RCFD
    a. With original maturity of one year or less .............................          2332             7,453,761        16.a
    b. With original  maturity of more than one year ..........................          A547               330,300        16.b
    c.  With original maturity of more than three years .......................          A548               357,737        16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding ...................          2920               265,041        18.
19. Subordinated notes and debentures .........................................          3200             2,600,000        19.
20. Other liabilities (from Schedule RC-G) ....................................          2930             1,878,367        20.
21. Total liabilities (sum of items 13 through 20) ............................          2948            63,726,160        21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .............................          3838                     0        23.
24. Common stock ..............................................................          3230               200,858        24.
25. Surplus (exclude all surplus related to preferred stock) ..................          3839             3,239,836        25.
26. a. Undivided profits and capital reserves .................................          3632             1,813,367        26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities .............................................................          8434               (37,357)       26.b
    c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES .....................          4336                     0        26.c
27. Cumulative foreign currency translation adjustments .......................          3284                (2,454)       27.
28. Total equity capital (sum of items 23 through 27) .........................          3210             5,214,250        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) .....................................          3300            68,940,410        29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date
         during 1996 ...................... RCFD 6724             Number
                                                                  N/A      M.1.

1   =    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2   =    Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3   =    Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4.  =    Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5   =    Review of the bank's financial statements by external auditors
6   =    Compilation of the bank's financial statements by external auditors
7   =    Other audit procedures (excluding tax preparation work)
8   =    No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.